UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2011 (May 19, 2011)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 19, 2011, Alpha Natural Resources, Inc. (the “Company”) held its Annual Meeting of Stockholders in Abingdon, Virginia.  The results of the matters voted on at the Annual Meeting are provided below.

Proposal No. 1:  The election of nine directors to hold office for a one-year term expiring at the annual meeting in 2012 and until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes
Michael J. Quillen	94,129,193	595,851	10,278,882
William J. Crowley, Jr.	93,624,553	1,100,491	10,278,882
Kevin S. Crutchfield	94,531,316	193,728	10,278,882
E. Linn Draper, Jr.	88,056,134	6,668,910	10,278,882
Glenn A. Eisenberg	94,300,792	424,252	10,278,882
P. Michael Giftos	94,299,379	425,665	10,278,882
Joel Richards, III	93,331,098	1,393,946	10,278,882
James F. Roberts	94,462,308	262,736	10,278,882
Ted G. Wood	93,619,861	1,105,183	10,278,882

There were no abstentions on this proposal.

Proposal No. 2:  The advisory (non-binding) vote to approve the compensation paid to our named executive officers.

For:	92,598,740
Against:	1,903,644
Abstained:	222,660
Broker Non-Votes:	10,278,882

Proposal No. 3:  The advisory (non-binding) vote to determine the frequency of future advisory votes to approve the compensation paid to our named executive officers.

1 Year:	64,280,318
2 Years:	1,521,349
3 Years:	28,703,471
Abstained:	219,906
Broker Non-Votes:	10,278,882

Based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation paid to our named executive officers will be conducted on an annual basis, until the next advisory vote on this matter is held.

Proposal No. 4:  The ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

For:	104,744,922
Against:	145,974
Abstained:	113,030

There were no broker non-votes on this proposal.

Proposal No. 5:  A stockholder proposal regarding pollution.

For:	20,404,753
Against:	53,780,002
Abstained:	20,540,289
Broker Non-Votes:	10,278,882

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: May 20, 2011	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary